UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2016

Editas Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37687	46-4097528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, First Floor Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2016, Editas Medicine, Inc. (the “Company”) entered into a Sublease Amendment No. 1 (the “Sublease Amendment”) with Alnylam Pharmaceuticals, Inc. (the “Landlord”). The Sublease Amendment amends certain terms of the Company’s existing sublease with the Landlord, dated December 31, 2013 (the “Lease”), pursuant to which the Company leases office and laboratory space located at 300 Third Street, Cambridge, Massachusetts (the “Premises”). The Sublease Amendment, which is effective as of August 31, 2016, extends the expiration date of the term of the Lease from September 30, 2016 until the earlier of (i) 30 days following the date on which the Company gives the Landlord written notice that it intends to vacate the Premises and (ii) November 30, 2016, provided, that, in each case, the Company has completed all of its obligations under the Lease required by the Company to be completed prior to its surrender of the Premises to the Landlord.  Akshay Vaishnaw, M.D., Ph.D., one of the Company’s directors, is Executive Vice President of Research and Development and Chief Medical Officer at the Landlord.

The foregoing description is a summary of certain terms of the Sublease Amendment and is qualified in its entirety by the text of the Sublease Amendment, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company’s entry into the Sublease Amendment resulted in the creation of a direct financial obligation.  The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Sublease Amendment No.1, dated August 31, 2016, between Editas Medicine, Inc. and Alnylam Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDITAS MEDICINE, INC.

Date: September 2, 2016	By:	/s/ Andrew A. F. Hack
Andrew A. F. Hack
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Sublease Amendment No.1, dated August 31, 2016, between Editas Medicine, Inc. and Alnylam Pharmaceuticals, Inc.